Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                               Kenneth H. Shubin Stein, MD, CFA
                                                1995 Broadway, Suite 1801
                                                New York, NY 10023


Date of Event Requiring Statement:              02/29/08
Issuer and Ticker Symbol:                       Resource America, Inc. (REXI)
Relationship to Issuer:                         10% Owner
Designated Filer:                               Spencer Capital Management, LLC


Title of Security:                          Common Stock
Transaction Date                            02/29/08
Transaction Code                            P
Amount of Securities and Price              400 at $11.80 per share
                                            2,500 at $11.81 per share
                                            2,500 at $11.82 per share
                                            141 at $11.86 per share
                                            875 at $11.88 per share
                                            4,100 at $11.89 per share
                                            9,134 at $11.90 per share
                                            200 at $11.92 per share
                                            100 at $11.93 per share
                                            1,100 at $11.94 per share
                                            700 at $11.95 per share
                                            1,800 at $11.96 per share
                                            1,500 at $11.97 per share
                                            600 at $11.98 per share

Securities Acquired (A) or Disposed of (D)  A
Amount of Securities Beneficially Owned
Following Reported Transactions             2,431,289
Ownership Form:                             I
Nature of Indirect Beneficial Ownership:    (1)